UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 11, 2006

RAYTHEON COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-13699 (Commission File Number)	95-1778500 (IRS Employer Identification Number)

870 Winter Street, Waltham, Massachusetts 02451

(Address of Principal Executive Offices) (Zip Code)

(781) 522-3000

(Registrant’s telephone number, including area code)

________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective October 11, 2006, the Board of Directors of Raytheon Company, upon the recommendation of the Governance and Nominating Committee, approved an amendment to Section 2.8 of the Company’s By-laws to adopt a majority of votes cast standard for uncontested elections of directors. Under the majority of votes cast standard, a director nominee is elected if the number of votes cast “for” the nominee exceeds the number of votes cast “against” the nominee. In contested elections, those in which the number of nominees exceeds the number of directors to be elected, the voting standard will continue to be a plurality of votes cast. Under the prior Section 2.8 of the By-laws, the plurality of votes cast standard was used for both contested and uncontested elections of directors.

In conjunction with the adoption of the majority votes cast standard, the Board also amended the director resignation policy contained in the Company’s Governance Principles to provide that any director nominee in an uncontested election who fails to receive the requisite majority of votes cast “for” his or her election will tender his or her resignation to the Governance and Nominating Committee. The Governance and Nominating Committee will make a recommendation to the Board as to whether to accept or reject the director’s resignation. The Board will act on the resignation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of results. The director whose resignation is under consideration will abstain from participating in both the Governance and Nominating Committee’s recommendation and the Board’s decision with respect to the resignation. If a resignation is not accepted by the Board, the director will continue to serve.

In addition, the Board also amended Section 2.2 of the By-laws to provide that a special meeting of the Company’s stockholders may, except in certain circumstances, be called only by (i) the Board, (ii) the Chairman of the Board, and, (iii) if, for any reason the entire Board is not elected at an annual or special meeting at which directors are to be elected, by a majority vote of the Company’s Chief Executive Officer and the four other directors receiving the greatest percentage of votes cast for their election at such meeting who were in office immediately prior to such meeting. Under the prior Section 2.2 of the By-laws only the Board and the Chairman of the Board, except in certain circumstances, could call a special meeting of the Company’s stockholders.

The foregoing description of the amendments to the Company’s By-laws is qualified in its entirety by reference to the full text of the By-laws, as amended, a copy of which is attached as Exhibit 3.3 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

3.3	Raytheon Company Amended and Restated By-laws, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTHEON COMPANY

Date:	October 13, 2006	By: /s/ Jay B. Stephens
Jay B. Stephens
Senior Vice President and General Counsel